UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On September 8, 2008, Richard S. Warley informed the Board of Directors of SAVVIS, Inc., a Delaware corporation (the “Company”), of his decision to voluntarily resign as the Managing Director- International of the Company effective September 30, 2008 (the “Resignation Date”).

(e) On September 8, 2008, the Company’s wholly-owned subsidiary, SAVVIS UK Limited, entered into a Deed of Confidentiality (the “Agreement”) with Mr. Warley, setting forth the terms of Mr. Warley’s separation from the Company. Pursuant to the Agreement, Mr. Warley has agreed to maintain the confidentiality of the Company’s information indefinitely, and not to solicit the customers and employees of the Company and its affiliates for a period of twelve months following his Resignation Date. Mr. Warley has also agreed to cooperate in a transition before and after the Resignation Date. In consideration for these agreements, 22,222 restricted stock units granted to Mr. Warley on August 29, 2005 will continue to vest, and the Company has extended the vesting date of these restricted stock units to September 30, 2009, the date on which his non-solicitation covenants end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: September 11, 2008	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. VonDeylen
	Title:	Chief Financial Officer